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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):       MARCH 30, 2001
                                                        --------------


                              NEMATRON CORPORATION
             (Exact name of registrant as specified in its charter)



          MICHIGAN                        0-21142              38-2483796
          --------                     -------------          -------------
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
    of incorporation)                                       Identification No.)


                 5840 INTERFACE DRIVE, ANN ARBOR, MICHIGAN 48103
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (734) 214-2000
                         -------------------------------
                         (Registrant's telephone number)










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ITEM 5 - OTHER EVENTS

On March 30, 2001, Nematron Corporation ("Nematron" or the "Company") completed the acquisition of 100% of the outstanding stock of Optimation, Inc. ("Optimation") pursuant to a Stock Purchase Agreement, dated as of March 30, 2001, by and among the Nematron, Dennis A. Sierk, Sheila D. Sierk, Charles Garrett and Kerry Garrett (collectively, the "Sellers"). Optimation is a Huntsville, Alabama -based company that develops, produces and markets industrial communications and display products for industrial automation. Optimation's customers include those in the material handling, semiconductor equipment, packaging and various process control industries.


Under the terms of the Stock Purchase Agreement, Nematron purchased 100% of the outstanding shares of Optimation for $1,600,000. The components of the purchase price included $300,000 of cash at closing, $300,000 of cash due ninety-days after closing and $1,000,000 in shares of Nematron Common Stock. The number of shares of Nematron Common Stock to be issued was based on the average closing price of Nematron Common Stock for the ten trading days ending with March 22, 2001. Based on such average, a total of 1,483,680 shares of Nematron Common Stock were issued to the Sellers in a private placement under federal and state securities laws

The $300,000 cash portion of the purchase price paid at closing was provided from the proceeds of convertible subordinated promissory notes (the "Notes") and warrants sold in March 2001. Between March 23 and March 30, 2001, the Company issued $1.2 million principal amount of Notes and warrants to purchase 800,000 shares of Nematron Common Stock to four accredited investors in a private placement. A portion of the proceeds from the sale of the Notes was used to acquire Optimation and the remaining $900,000 was added to working capital. The Notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 10% and are due on August 31, 2001. The Notes will become immediately due and payable in full if the Company does not receive by May 31, 2001 shareholder approval of the Note transaction. The Notes are prepayable at any time without penalty upon prior written notice as provided in the Notes. The holders of the Notes are not permitted to transfer them without the Company's prior written consent.


The Stock Purchase Agreement was negotiated on an arm's length basis between the parties. The consideration paid by the Company was based upon a number of factors, including estimated fair values of net assets acquired; estimated future revenues, income and cash flows; estimated values of identified intangible assets, including Optimation' workforce, contracts, customer base and locations, and the market price for the Company's Common Stock.

The Company will account for the acquisition of 100% of the stock of Optimation as a purchase in accordance with the accounting standards promulgated under Accounting Principles Board No. 16, "Business Combinations" ("APB-16") and relevant AICPA Interpretations, Accounting Research Bulletins, FASB Statements, Interpretations and Technical Bulletins which serve as amendments to APB-16.

In connection with the Stock Purchase Agreement, Nematron also entered into three-year employment agreements and three-year agreements not to compete with Optimation's president and vice-president.

Optimation will continue to operate as a wholly owned subsidiary of Nematron from Optimation's headquarters in Huntsville, Alabama.

Prior to the acquisition of Optimation by the Company, there were no agreements or business relationships between the Company or its affiliates, directors or officers and Optimation or its affiliates, directors or officers.

The assets acquired do not meet the tests of "significant assets" as promulgated under Regulation S-B of the Securities Act of 1934.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         NEMATRON CORPORATION
                                         --------------------
                                             (Registrant)


April 4, 2001                             /S/  DAVID P. GIENAPP
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                                          Secretary, Treasurer and Vice
                                          President, Finance and
                                          Administration




























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